As filed with the Securities and Exchange Commission on September 20, 2007.
Registration No. 333-133166

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER THE
 SECURITIES ACT OF 1933

AMERICA FIRST APARTMENT INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland	47-0858301
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

1004 Farnam Street, Suite 100 Omaha, Nebraska	68102
(Address of Principal Executive Offices)	(Zip Code)

Copy to:

Michael F. Streicker
Sentinel White Plains LLC
(as successor by merger to
America First Apartment Investors, Inc.)
c/o Sentinel Real Estate Corp.
1251 Avenue of the Americas, 36th Floor
New York, New York 10020
(212) 408-5023

 (Name, address and telephone number, including area code, of agent for service)
Mark Schonberger, Esq. Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York 10022 (212) 318-6859

Termination of Registration

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S–3 (Registration No. 333-133166) (the “Registration Statement”) of America First Apartment Investors, Inc. (the “Company”).

On June 22, 2007, Sentinel Omaha LLC, a Delaware limited liability company (“Parent”), Sentinel White Plains LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Subsidiary”), and the Company entered into an Agreement and Plan of Merger, pursuant to which the Company merged with and into Subsidiary (the “Merger”), with Subsidiary surviving the Merger.  The Merger became effective on September 18, 2007 upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Maryland.

In connection with the Merger, the Company hereby removes from registration all of its securities registered pursuant to the Registration Statement that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, Sentinel White Plains LLC has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 20th day of September, 2007.

SENTINEL WHITE PLAINS LLC
(as successor by merger to
America First Apartment Investors, Inc.)

By: SENTOMA, LLC, its Manager

By:       /s/ Michael F. Streicker
Name:  Michael F. Streicker
Title:    Vice President